Exhibit 2


ADDENDUM TO SALE OF BUSINESS AGREEMENT




between




SOFTLINE LIMITED




and




SAGE SOFTWARE (SA) (PROPRIETARY) LIMITED




                                                         BOWMAN GILFILLAN INC.
                                                   9th Floor, Twin Towers West
                                                                  Sandton City
                                                                 Sandton, 2146
                                                     Telephone: (011) 881-9800
                                                           Fax: (011) 883-4505

                               TABLE OF CONTENTS

1.     INTERPRETATION................................................................................................5
2.     FULFILMENT OF THE SUSPENSIVE CONDITIONS.......................................................................7
3.     DESIGNATED SUBSIDIARIES AND ASSIGNMENT........................................................................8
4.     AMENDMENTS TO CLAUSE 1 OF THE SALE OF BUSINESS AGREEMENT.....................................................10
5.     AMENDMENTS TO CLAUSES 3, 6 AND 7 OF THE SALE OF BUSINESS AGREEMENT...........................................11
6.     AMENDMENTS TO CLAUSE 1 OF, AND APPENDICES 2 AND 6 TO, THE SALE OF BUSINESS AGREEMENT.........................14
7.     AMENDMENTS TO CLAUSE 4 OF THE SALE OF BUSINESS AGREEMENT.....................................................17
8.     AMENDMENTS TO CLAUSE 5 OF THE SALE OF BUSINESS AGREEMENT.....................................................18
9.     AMENDMENTS TO CLAUSE 7 OF THE SALE OF BUSINESS AGREEMENT.....................................................19
10.    AMENDMENTS TO CLAUSE 8 OF THE SALE OF BUSINESS AGREEMENT.....................................................19
11.    AMENDMENTS TO CLAUSE 10 AND APPENDIX 7 TO THE SALE OF BUSINESS AGREEMENT.....................................20
12.    THE SAGE GROUP PLC GUARANTEE LETTER AGREEMENT................................................................21
13.    ALLOCATION OF THE PURCHASE PRICE.............................................................................21
14.    COUNTERPARTS.................................................................................................22
15.    GENERAL......................................................................................................22

SCHEDULES

A        ASSIGNMENT AGREEMENTS
B        SHARE TRANSFER DOCUMENTS
C        INTELLECTUAL PROPERTY ASSIGNMENTD
D        FORM OF ASSIGNMENT
E        ALLOCATION OF THE PURCHASE PRICE

ADDENDUM TO SALE OF BUSINESS AGREEMENT



between



SOFTLINE LIMITED
(Registration no. 1977/002304/06)

("the Seller")



and



SAGE SOFTWARE (SA) (PROPRIETARY) LIMITED
(previously known as Flagman Investments (Proprietary) Limited)
(Registration no. 2003/105693/07)

("the Purchaser")

WHEREAS:

A. The Seller and the Purchaser entered into a Sale of Business Agreement on 26 August 2003.

B.       The Parties wish to amend the Sale of Business Agreement to:

         (i) agree on the Closing Date of the Sale of Business Agreement and to regulate the closing of the transaction;

         (ii) agree on the assignment of certain rights and obligations under the Sale of Business Agreement from the Purchaser to The Sage Group plc and to various wholly owned subsidiaries of The Sage Group plc and the nomination by the Purchaser of certain designated subsidiaries as envisaged in clause 7 of the Sale of Business Agreement;

         (iii) agree on the sale of the Excluded American Sale Shares on the Business Day before the Closing Date and the sale of the Sale Shares (save for the Excluded American Sale Shares) on the Closing Date, but as one indivisible transaction;

         (iv) exclude Softline Australia from the sale contemplated in the Sale of Business Agreement by:

               a. excluding  Softline  Australia from the definitions of Direct
                  South African  Subsidiaries  and South African  Subsidiaries;
                  and

               b. excluding the  reference to the shares in Softline  Australia from the definition of the South African Sale Shares,

                  by amending Appendix 6 to the Sale of Business Agreement;

         (v) agree that the Parties shall procure the sale of the shares in the Australian Operating Subsidiaries from Softline Australia Holdings to Sage Software Australia and to regulate the distribution of the proceeds of such sale to the Seller;

         (vi) correct certain provisions of clause 4 of the Sale of Business Agreement relating to liabilities to be assumed by the Purchaser and to make provision for the assumption of certain liabilities by The Sage Group plc;

         (vii) delete the reference to the shareholder loan by the Seller to Softline Software from Appendix 7 to the Sale of Business Agreement and to replace it with a reference to the shareholder loan by the Seller to the Direct Canadian Subsidiary;

         (viii)agree on the allocation of the purchase price among the Assets as referred to in clause 5.2 of the Sale of Business Agreement;

         (ix) effect certain consequential and additional amendments to the Sale of Business Agreement.

C. Accordingly, the Parties are entering into this Addendum to set out the amendments to the Sale of Business Agreement.


NOW THEREFORE THE PARTIES AGREE:

1.       INTERPRETATION

         In this Addendum and the preamble above, unless the context requires otherwise:

1.1      "this Addendum"                                   means  this  addendum  to the Sale of  Business
                                                           Agreement  and  all of the  schedules  to  this
                                                           Addendum, which form part of it;


1.2      "AccountMate Software Corporation"                means AccountMate  Software  Corporation (which
                                                           name has been  changed to Softline  AccountMate
                                                           Corporation),   EIN  #  94-3382661,  a  company
                                                           incorporated  in the State of Delaware,  United
                                                           States   of   America,   and  a  wholly   owned
                                                           subsidiary of the Seller;

1.3      "Australian Operating Subsidiaries"               means:

                                                           (i)   Sybiz   Software   Proprietary   Limited,
                                                                 registration  number ACN # 007 969 913, a
                                                                 company incorporated in South Australia;

                                                           (ii)  Micropay       Proprietary       Limited,
                                                                 registration  number ACN # 071 007 326, a
                                                                 company incorporated in New South Wales;

                                                           (iii) Handisoft Software  Proprietary  Limited,
                                                                 registration  number ACN # 089 780 218, a
                                                                 company     incorporated    in    Western
                                                                 Australia; and

                                                           (iv)  Softline Australia  Proprietary  Limited,
                                                                 registration  number ACN # 098 460 630, a
                                                                 company     incorporated    in    Western
                                                                 Australia;


1.4      "Best Software Canada Limited"                    means    Best    Software    Canada    Limited,
                                                           registration    number   1273641,   a   company
                                                           incorporated in Ontario,  Canada,  and a wholly
                                                           owned subsidiary of The Sage Group plc;

1.5      "Best Software Inc."                              means   Best   Software   Inc.,   ,  a  company
                                                           incorporated  in the State of Virginia,  United
                                                           Sates of America, and a wholly owned subsidiary
                                                           of The Sage Group plc;

1.6      "BusinessVision Technologies Inc."                means  BusinessVision  Technologies Inc. (which
                                                           name   has    been    changed    to    Softline
                                                           BusinessVision  Inc.),  EIN  #  59-3261565,   a
                                                           company  incorporated  in the State of Florida,
                                                           United  States of America,  and a wholly  owned
                                                           subsidiary of the Seller;

1.7      "Datafaction Inc."                                means  Datafaction  Inc.,  EIN # 95-4724135,  a
                                                           company  incorporated in the State of Delaware,
                                                           United  States of America,  and a wholly  owned
                                                           subsidiary of the Seller;

1.8      "Excluded American Sale Shares"                   means the shares held by the Seller in:

                                                           (i)   AccountMate Software Corporation;

                                                           (ii)  BusinessVision Technologies Inc.; and

                                                           (iii) Datafaction Inc.;

1.9      "Excluded Direct American Subsidiaries"                  means:

                                                           (i)   AccountMate Software Corporation;

                                                           (ii)  BusinessVision Technologies Inc.; and

                                                           (iii) Datafaction Inc.;

1.10     "Sage Software Australia"                         means  Sage  Software   Australia   Proprietary
                                                           Limited, registration number ACN 106 729 015, a
                                                           company incorporated in Australia, and a wholly
                                                           owned subsidiary of The Sage Group plc;

1.11     "the Sale of Business Agreement"                  means the sale of  business  agreement  entered
                                                           into between the Seller and the Purchaser on 26
                                                           August 2003;

1.12     "Softline Australia"                              means Softline Australia (Proprietary) Limited,
                                                           registration number  2000/028147/07,  a company
                                                           incorporated  in the Republic of South  Africa,
                                                           and which holds the entire issued share capital
                                                           in Softline Australia Holdings;

1.13     "Softline Australia Holdings"                     means Softline Australia  Holdings  Proprietary
                                                           Limited, registration number ACN # 101 238 671,
                                                           a company incorporated in South Australia,  and
                                                           which holds the entire  issued share capital in
                                                           each of the Australian Operating Subsidiaries;

1.14     "Softline Software"                               means Softline Software Limited,  Irish company
                                                           number 316561,  a company  incorporated  in the
                                                           Republic of Ireland;

1.15     "The Sage Group plc"                              means The Sage Group plc,  registration  number
                                                           2231246, a company  incorporated in England and
                                                           Wales, the holding company of the Purchaser;

1.16     "Tonwomp"                                         means Tonwomp,  registration  number 325754, an
                                                           unlimited company registered in the Republic of
                                                           Ireland,  and a wholly owned  subsidiary of The
                                                           Sage Group plc;

1.17 words and expressions defined in the Sale of Business Agreement shall have the same meaning in this Addendum as those ascribed to them in the Sale of Business Agreement.


2.       FULFILMENT OF THE SUSPENSIVE CONDITIONS

2.1      It is recorded that:

2.1.1 the suspensive conditions in clauses 2.2.1, 2.2.2, 2.2.3, 2.2.4, 2.2.5, 2.2.6, 2.2.7, 2.2.8, 2.2.9, 2.2.10, 2.2.11 and 2.2.13 of the
            Sale of Business Agreement have been fulfilled;

2.1.2 the suspensive conditions in clause 2.2.12 (in regard to the contracts referred to in Appendix 4, paragraphs 1, 2, 4, 5, 7, 8, 9, 10, 11 and 12, and Appendix 11, paragraphs 1, 2, 3 and 4) of the Sale of Business Agreement have been fulfilled;

2.1.3 the Purchaser has waived, on written notice to the Seller, the suspensive condition in clause 2.2.14 of the Sale of Business Agreement.

2.2 The Purchaser hereby waives the fulfilment of the suspensive conditions in clause 2.2.12 (in regard to the contracts referred to in Appendix 4, paragraphs 3, and 6and Appendix 11, paragraphs 5 and 6) of the Sale of Business Agreement.

2.3 Accordingly, the Parties agree that all the suspensive conditions set out in clause 2 of the Sale of Business Agreement have been fulfilled, or are deemed to have been fulfilled, and the Effective Date of the Sale of Business Agreement shall be the date of signature of this Addendum by the last party signing this Addendum.

2.4      The Parties agree that the Closing Date shall be 14 November 2003.


3.       DESIGNATED SUBSIDIARIES AND ASSIGNMENT

3.1      Clauses 7.3.1,  7.4.1,  7.6.3, 7.7.1 and 7.8.1 of the Sale of Business
         Agreement provide for the transfer of the relevant Sale Shares to the Purchaser, The Sage Group plc or such other entity or entities which is/are (a) subsidiary/ies of The Sage Group plc as the Purchaser may by written notice to the Seller designate at least 15 (fifteen) days before the Closing Date. The Parties hereby agree that, notwithstanding the fact that 15 (fifteen) days written notice before the Closing Date has not been given, the Purchaser hereby nominates the following designated subsidiaries to take transfer of the following Sale Shares:

3.1.1 The Sage Group plc as transferee in respect of the Island Pacific Sale Shares;

3.1.2 Best Software Inc. as transferee in respect of the shares held in Datafaction Inc.;

3.1.3 Best Software Inc. as transferee in respect of the shares held in AccountMate Software Corporation;

3.1.4 Best Software Inc. as transferee in respect of the shares held in BusinessVision Technologies Inc.;

3.1.5 Best Software Canada Limited, as transferee in respect of the Canadian Sale Shares;

3.1.6 The Sage Group plc as transferee in respect of the Integrity Software Sale Shares; and

3.1.7       Tonwomp as transferee in respect of the Irish Sale Shares.

3.2 The Parties agree that the necessary transfer documents required by clause 7 of the Sale of Business Agreement will be delivered in the name of each designated subsidiary referred to in 3.1.

3.3 Clause 22.6 of the Sale of Business Agreement provides that, notwithstanding anything to the contrary in the Sale of Business Agreement, the Purchaser shall be entitled to assign the agreement or any of its rights or obligations under the agreement to any company which is its holding company or a subsidiary of it or of its holding company.

3.4 The Parties agree to the assignment of the Purchaser's rights and obligations under the Sale of Business Agreement insofar as it relates to:

3.4.1 Island Pacific, to The Sage Group plc, in accordance with the assignment agreement attached to this Addendum as SCHEDULE A1;

3.4.2 Datafaction Inc., to Best Software Inc., in accordance with the assignment agreement attached to this Addendum as SCHEDULE A2;

3.4.3       AccountMate  Software  Corporation,   to  Best  Software  Inc.,  in
            accordance with the assignment agreement attached to this Addendum as SCHEDULE A3;

3.4.4       BusinessVision   Technologies  Inc.,  to  Best  Software  Inc.,  in
            accordance with the assignment agreement attached to this Addendum as SCHEDULE A4;

3.4.5 the Direct Canadian Subsidiary, to Best Software Canada Limited, in accordance with the assignment agreement attached to this Addendum as SCHEDULE A5; and

3.4.6 Integrity Software, to The Sage Group plc, in accordance with the assignment agreement attached to this Addendum as SCHEDULE A6.


4.       AMENDMENTS TO CLAUSE 1 OF THE SALE OF BUSINESS AGREEMENT

         Clause 1 of the Sale of Business Agreement be and is hereby amended as follows:

4.1 by inserting the following new clause 1.1.1A before the existing clause 1.1.1:

         "1.1.1A.   "AccountMate         Software  means  AccountMate  Software
                     Corporation"        Corporation   (which   name  has  been
                                         changed   to   Softline    AccountMate
                                         Corporation),   EIN  #  94-3382661,  a
                                         company  incorporated  in the State of
                                         Delaware,  United  States of  America,
                                         and a wholly owned  subsidiary  of the
                                         Seller;"

4.2 by inserting the following new clause 1.1.8A before the existing clause 1.1.8:

         "1.1.8A    "BusinessVision      means BusinessVision Technologies Inc.
                     Technologies Inc."  (which   name  has  been   changed  to
                                         Softline  BusinessVision  Inc.), EIN #
                                         59-3261565,  a company incorporated in
                                         the State of Florida, United States of
                                         America, and a wholly owned subsidiary
                                         of the Seller;"

4.3 by inserting the following new clause 1.1.12A after the existing clause 1.1.12:

         "1.1.12A   "First Closing Date" means  one  Business  Day  before  the
                                         Closing Date;"


4.4 by deleting clause 1.1.12 in its entirety and replacing it with the following new clause 1.1.12:

         "1.1.12A   "Closing Date"       means 14 November  2003, or such other
                                         date  as  the  Parties  may  agree  in
                                         writing;"


4.5 by inserting the following new clause 1.1.14A before the existing clause 1.1.14:

         "1.1.14A.  "Datafaction         means    Datafaction   Inc.,   EIN   #
                     Inc."               95-4724135,  a company incorporated in
                                         the State of Delaware,  United  States
                                         of   America,   and  a  wholly   owned
                                         subsidiary of the Seller;"

4.6 by inserting the following new clause 1.1.20A after the existing clause 1.1.20:

         "1.1.20A   "Excluded American   means the shares held by the Seller in:
                     Sale Shares"
                                         (a) AccountMate Software Corporation;
                                         (b) BusinessVision Technologies Inc.;
                                             and
                                         (c) Datafaction Inc.;"


4.7 by inserting the following new clause 1.1.20B before the existing clause 1.1.21:

         "1.1.20B   "Excluded Direct     means:
                     American
                     Subsidiaries"       (a) AccountMate Software Corporation;
                                         (b) BusinessVision Technologies Inc.;
                                             and
                                         (c) Datafaction Inc.;"

4.8 by inserting the following new clause 1.1.33A after the existing clause 1.1.33:

         "1.1.33A   "Softline Software"  means Softline Software Limited, Irish
                                         company  number   316561,   a  company
                                         incorporated   in  the   Republic   of
                                         Ireland;"


5.       AMENDMENTS TO CLAUSES 3, 6 AND 7 OF THE SALE OF BUSINESS AGREEMENT

5.1 Clause 3 of the Sale of Business Agreement be and is hereby amended by inserting the words ", and in respect of the Excluded American Sale Shares, as at the First Closing Date, as one indivisible transaction," after the words "Closing Date" in the last line of the first paragraph of clause 3.

5.2 Clause 6 of the Sale of Business Agreement be and is hereby amended by deleting clause 6.1 in its entirety and replacing it with the following new clause 6.1:

         "6.1 The purchase price of the Business shall be discharged by the Purchaser to the Seller, as follows:

         6.1.1 R37 721 315,00 (thirty seven million seven hundred and twenty one thousand and three hundred and fifteen Rand) shall be payable in cash on the First Closing Date against completion of all the matters referred to in clause 6A, in respect of the Excluded Direct American Subsidiaries;

         6.1.2 on the Closing Date, against compliance by the Seller with its obligations in terms of clause 7, the Purchaser shall assume, and discharge on due date, the Liabilities (being the liabilities referred to in clause 4.1 above); and

         6.1.3 R630 381 519,00 (six hundred and thirty million three hundred and eighty one thousand and five hundred and nineteen Rand) shall be payable in cash on the Closing Date against completion of all the matters referred to in clause 7. The Parties record that the amount of R630 381 519,00 (six hundred and thirty million three hundred and eighty one thousand and five hundred and nineteen Rand) includes the purchase price allocated to:

         6.1.3.1 the Direct South African Subsidiaries, the Direct American Subsidiaries (save for the Excluded Direct American Subsidiaries) and the Claim in the amount of R238 172 634,00 (two hundred and thirty eight million one hundred and seventy two thousand and six hundred and thirty four Rand);

         6.1.3.2 Island Pacific and Integrity Software in the amount of R163 966 695,00 (one hundred and sixty three million nine hundred and sixty six thousand and six hundred and ninety five Rand);

         6.1.3.3 the Direct Canadian Subsidiary and the shareholder loan by the Seller to the Direct Canadian Subsidiary, set out in APPENDIX 7, in the amount of R37 721 354,00 (thirty seven million seven hundred and twenty one thousand and three hundred and fifty four Rand);

         6.1.3.4 the Direct Irish Subsidiary in the amount of R190 520 836,00 (one hundred and ninety million five hundred and twenty thousand and eight hundred and thirty six
                        Rand):"

5.3 The following new clause 6A be and is hereby inserted in the Sale of Business Agreement before the existing clause 7:

         "6A      Delivery in respect of the Excluded Direct American
                  Subsidiaries

                  The Seller shall deliver to the Purchaser on the First Closing Date the following documents with respect to the Excluded Direct American
                  Subsidiaries:

         6A.1 the share certificates representing all of the Excluded American Sale Shares, together with duly executed stock powers for the transfer to the Purchaser or the designated subsidiary. For the purposes of this clause 6A.1 the designated subsidiary shall be Best Software Inc.; and

         6A.2 the appointments of the persons as directors of each Excluded Direct American Subsidiary as set out in PART B of APPENDIX 16."

5.4 Clause 7.4 of the Sale of Business Agreement be and is hereby amended as follows:

5.4.1 by inserting the words "(save for the Excluded Direct American Subsidiaries)" after the words "Direct American Subsidiaries" in the heading of clause 7.4, the first clause after the heading of clause 7.4, and clause 7.4.4; and

5.4.2 by inserting the words "(save for the Excluded American Sale Shares)" after the words "American Sale Shares" in clause 7.4.1.


6. AMENDMENTS TO CLAUSE 1 OF, AND APPENDICES 2 AND 6 TO, THE SALE OF BUSINESS AGREEMENT

6.1 Clause 1.1.7 (the definition of "Australian Subsidiaries") of the Sale of Business Agreement be and is hereby amended by deleting the first row (in its entirety) of the table in Appendix 2, which reads as follows:

         ---------------------------- --------------- --------------------- ---------------------------------
         "SOFTLINE AUSTRALIA          04/07/2002      ACN # 101 238 671     Wholly-owned    subsidiary    of
         HOLDINGS PROPRIETARY                                               Softline               Australia
         LIMITED                                                            (Proprietary) Limited
         (Incorporated in South                                             (Incorporated in South Africa)"
         Australia)
         ---------------------------- --------------- --------------------- ---------------------------------

6.2 Clause 1.1.18 (the definition of "Direct South African Subsidiary") of the Sale of Business Agreement be and is hereby amended by deleting the last row (in its entirety) of the table under the heading "Direct South African Subsidiaries" on page 4 of Appendix 6, which reads as follows:

         ------------------------------ ---------------- --------------------- ------------------------------
         "SOFTLINE AUSTRALIA            07/11/2000       2000/028147/07        Wholly-owned subsidiary of
         (PROPRIETARY) LIMITED Softline Limited" (Incorporated in
         South
         Africa)
         ------------------------------ ---------------- --------------------- ------------------------------

6.3 Clause 1.1.35 (the definition of "South African Sale Shares") of the Sale of Business Agreement be and is hereby amended by deleting the second paragraph (in its entirety) under the heading "South African Sale Shares" on page 1 of Appendix 6, which reads as follows:

         "100 ordinary shares in Softline Australia (Proprietary) Limited, registration number 2000/028147/07 incorporated in South Africa, constituting the entire issued share capital of Softline Australia (Proprietary) Limited, are held by Softline Limited."

6.4 Clause 1.1.36 (the definition of "South African Subsidiaries") of the Sale of Business Agreement be and is hereby amended by deleting the first row (in its entirety) of the table on page 3, under the heading "South African Subsidiaries", which reads as follows:

         --------------------------------- --------------- ------------------- ------------------------------
         "SOFTLINE AUSTRALIA               07/11/2000      2000/028147/07      Wholly-owned subsidiary of
         (PROPRIETARY) LIMITED                                                 Softline Limited"
         (Incorporated in South Africa)
         --------------------------------- --------------- ------------------- ------------------------------

6.5 The purchase price set out in clause 5.1 of the Sale of Business Agreement be and is hereby reduced by the value allocated to the shares held in the Australian Operating Subsidiaries, being an amount of R43 740 072,00 (forty three million seven hundred and forty thousand and seventy two Rand), as set out in 8.1.

6.6 The Parties shall procure that Sage Software Australia and Softline Australia Holdings effect the transfer of the shares in the Australian Operating Subsidiaries from Softline Australia Holdings to Sage Software Australia by executing the documents in substantially the same form as attached to this Addendum as SCHEDULE B on the Closing Date, so that Sage Software Australia will acquire the shares in the Australian Operating Subsidiaries from Softline Australia Holdings as at the Closing Date. The Seller shall deliver to the Purchaser on the Closing Date the documents referred to in this 6.6.

6.7 The Sage Group plc shall procure that Sage Software Australia pays the purchase price of the shares held in the Australian Operating Subsidiaries, in the amount of R43 740 072,00 (forty three million seven hundred and forty thousand and seventy two Rand) to the nominee of Softline Australia Holdings, being the Seller, on the Closing Date. The payment to the nominee in terms of 6.7, shall discharge the obligation of Sage Software Australia to pay the purchase price of the shares held in the Australian Operating Subsidiaries.

6.8 The Seller shall procure that the proceeds of the sale of the shares in the Australian Operating Subsidiaries are distributed to Softline Australia as a dividend in anticipation of the winding up of Softline Australia Holdings and that Softline Australia distribute the amount so received to the Seller by repaying the shareholder loan by the Seller to Softline Australia and distributing the balance of the amount received to the Seller as a dividend in anticipation of the winding up of Softline Australia.

6.9 The Seller shall take all steps necessary for the liquidation of Softline Australia Holdings and Softline Australia, as directed by the Purchaser and/or The Sage Group plc and at the cost of the Purchaser and/or The Sage Group plc, within 6 (six) months from the date of the distributions referred to in 6.8 above.

6.10 The Purchaser and/or The Sage Group plc shall pay the liquidator's costs in respect of the liquidations of Softline Australia Holdings and Softline Australia.

6.11 The Sage Group plc shall procure that Sage Software Australia pays all taxes, costs and/or other charges which may become due and payable by Softline Australia Holdings or Softline Australia in respect of:

6.11.1 the transfer of the shares in the Australian Operating Subsidiaries from Softline Australia Holdings to Sage Software Australia; and

6.11.2 the distribution of the proceeds of the sale of the shares in the Australian Operating Subsidiaries to Softline Australia as a dividend in anticipation of the winding up of Softline Australia Holdings and by Softline Australia to the Seller by repaying the shareholder loan by the Seller to Softline Australia and the balance as a dividend in anticipation of the winding up of Softline Australia, as set out in 6.8.

6.12 The Seller shall procure, at the cost of the Purchaser and/or The Sage Group plc, that all intellectual property rights held by Softline Australia Holdings be assigned to Sage Software Australia with effect from the Closing Date, at a consideration of R5,00 (five Rand). The Seller shall do everything that may required of it by the Purchaser and/or Sage Software Australia, at the cost of the Purchaser and/or The Sage Group plc, to bring about the assignment of the intellectual property rights held by Softline Australia Holdings to Sage Software Australia and to record the change of ownership on the applicable intellectual property registers, including the trade marks register, in Australia and elsewhere, including by executing the assignment in substantially the same form as set out in SCHEDULE C.


7.       AMENDMENTS TO CLAUSE 4 OF THE SALE OF BUSINESS AGREEMENT

7.1 Clause 4.1.1 of the Sale of Business Agreement be and is hereby amended by deleting "R105 605,00 (one hundred and five thousand six hundred and five Rand)" and replacing it with the following words "R105 705,00 (one hundred and five thousand seven hundred and five
         Rand)".

7.2 Clause 4.1.3 of the Sale of Business Agreement be and is hereby amended by deleting the whole of clause 4.1.3 of the Sale of Business Agreement and replacing it with the following new clause 4.1.3:

         "The loan by Softline Holdings (Proprietary) Limited (a company incorporated in South Africa under registration number 1996/000595/07) to the Seller as at the Closing Date, which as at the Signature Date was an amount of R227 891 115,00 (two hundred and twenty seven million eight hundred and ninety one thousand and one hundred and fifteen
         Rand)."

7.3 It is recorded that Steven Beck has exercised the option to acquire 500 000 of the shares held by the Seller in Island Pacific on 25 September 2003 for purchase price of R2 818 800,00 (two million eight hundred and eighteen thousand and eight hundred Rand). The Seller agrees, in accordance with clause 24 of the Sale of Business Agreement, that the amount of R2 818 800,00 (two million eight hundred and eighteen thousand and eight hundred Rand) be applied to reduce the loan set out in clause 4.1.3 of the Sale of Business Agreement, as amended by 7.1 above. Accordingly the Parties agree that the loan set out in clause 4.1.3 of the Sale of Business Agreement, as amended by
         7.1 above, is reduced by the amount of R2 818 800,00 (two million eight hundred and eighteen thousand and eight hundred Rand) to an amount of R225 072 315,00 (two hundred and twenty five million seventy two thousand and three hundred fifteen Rand).

7.4 Clauses 4.1.4 and 4.1.5 of the Sale of Business Agreement be and are hereby deleted in their entirety.

7.5 The Sage Group plc agrees to assume the following liabilities of the Seller with effect from the First Closing Date, in the case of the liability set out in 7.5.1, and with effect from the Closing Date, in the case of the liability set out in 7.5.2, and to discharge them as and when they fall due:

7.5.1 The loan by Datafaction Inc. to the Seller as at the First Closing Date, which as at the Signature Date was an amount of R8 099 902,00 (eight million ninety nine thousand and nine hundred and two Rand).

7.5.2 The loan by Handisoft Software Proprietary Limited (a company incorporated in Western Australia) to the Seller in an amount of R8 657 417,00 (eight million six hundred and fifty seven thousand and four hundred and seventeen Rand).

7.6 The Parties agree that, save for the reference to "Liabilities" in clause 6 of the Sale of Business Agreement as amended by 5.2 above, any reference to "Liabilities" in the Sale of Business Agreement shall include the liabilities set out in 7.5.1 and 7.5.2 above.

7.7      The Parties further agree that:

7.7.1 on the First Closing Date, against compliance by the Seller with its obligations in terms of clause 6A of the Sale of Business Agreement, The Sage Group plc shall discharge the portion of the purchase price represented by the liability as set in 7.5.1 above by assuming, and discharging on the due date, such liability; and

7.7.2 on the Closing Date, against compliance by the Seller with its obligations in terms of clause 7 of the Sale of Business Agreement, The Sage Group plc shall discharge the portion of the purchase price represented by the liability as set in 7.5.2 above by assuming, and discharging on the due date, such liability.


8.       AMENDMENTS TO CLAUSE 5 OF THE SALE OF BUSINESS AGREEMENT

8.1 To give effect to the amendments to the Sale of Business Agreement referred to in 6.5 above and 11.4 below, clause 5.1 of the Sale of Business Agreement be and is hereby amended by deleting the amount and words "R784 830 000,00 (seven hundred and eighty four million eight hundred and thirty thousand Rand)" in clause 5.1 of the Sale of Business Agreement and replacing them with the amount and words "R668 102 834,00 (six hundred and sixty eight million one hundred and two thousand and eight hundred and thirty four Rand)".

8.2 Clause 5.2.2 of the Sale of Business Agreement be and is hereby amended by deleting the words ", the Australian Subsidiaries" in the first line of clause 5.2.2.


9.       AMENDMENTS TO CLAUSE 7 OF THE SALE OF BUSINESS AGREEMENT

9.1 Clause 7.2 of the Sale of Business Agreement be and is hereby amended by inserting the words ", and in respect of the Excluded American Subsidiaries on the First Closing Date," after the word "Closing Date" in the first line of clause 7.2.

9.2 Clause 7.5 of the Sale of Business Agreement be and is hereby amended by deleting clauses 7.5.1 and 7.5.2 in their entirety.

9.3 Clause 7.8 of the Sale of Business Agreement be and is hereby amended by deleting clause 7.8.2 in its entirety.


10.      AMENDMENTS TO CLAUSE 8 OF THE SALE OF BUSINESS AGREEMENT

         Clause 8 of the Sale of Business Agreement be and is hereby deleted in its entirety and replaced by the following new clause 8:

         "8.  OWNERSHIP, RISK AND BENEFIT

         8.1 The ownership of, and the risk and benefit in, the Excluded American Sale Shares shall pass to the Purchaser upon compliance by the Purchaser with the provisions of clause 6A above.

         8.2 The ownership of, and the risk and benefit in, the Business and all the Assets (save for the Excluded American Sale Shares) shall pass to the Purchaser upon delivery of the Business to the Purchaser in accordance with the provisions of clause 7 above."


11.      AMENDMENTS  TO  CLAUSE  10 AND  APPENDIX  7 TO THE  SALE  OF  BUSINESS
         AGREEMENT

11.1 Appendix 7 to the Sale of Business Agreement (Shareholder Loan) be and is hereby amended by deleting the words "Shareholder loan by the Seller to Softline Software Limited (Ireland) in the amount of R148 364 000.00 (one hundred and forty eight million three hundred and sixty four thousand Rand)." and replacing it with the words "Shareholder loan by the Seller to the Direct Canadian Subsidiary in the amount of CAD3 999 900,00 (three million nine hundred and ninety nine thousand and nine hundred Canadian Dollars) on the Closing Date."

11.2 The Seller shall deliver to Best Software Canada Limited on the Closing Date a written assignment in the form attached as SCHEDULE D to this Addendum of the shareholder loan to the Direct Canadian Subsidiary which are included in the Equity Interests and referred to in 11.1 above and the Seller shall deliver on the Closing Date duly certified copies of a resolution of the directors of the Direct Canadian Subsidiary approving the above assignment.

11.3 The Parties hereby agree that the shareholder loan by the Seller to Softline Software in the amount of R72 987 094,00 (seventy two million nine hundred and eighty seven thousand and ninety four Rand) ("the Shareholder Loan") shall be repaid by Softline Software to the Seller on the Closing Date and The Sage Group plc shall procure that Softline Software repays the Shareholder Loan on the Closing Date against compliance by the Seller with its obligations in terms of clause 7 of the Sale of Business Agreement.

11.4 The purchase price set out in clause 5.1 of the Sale of Business Agreement be and is hereby reduced by the value allocated to the Shareholder Loan, being an amount of R72 987 094,00 (seventy two million nine hundred and eighty seven thousand and ninety four Rand), as set out in 8.1 above.

11.5 Clause 10 of the Sale of Business Agreement be and is hereby amended by inserting the following clause 10.1.10 after the existing clause 10.1.9:

                  "10.1.10 The terms of the shareholder loan by the Seller to Softline Software in the amount of R72 987 094,00 (seventy two million nine hundred and eighty seven thousand and ninety four Rand) are as follows:"

                  10.1.10.1 The Seller advanced a loan to Softline Software in an amount of R72 987 094,00 (seventy two million nine hundred and eighty seven thousand and ninety four ) and this is the only amount owing by Softline Software to the Seller.

                  10.1.10.2 The loan referred to in clause 10.1.10.1 is repayable on demand and is currently due and payable.

                  10.1.10.3 The outstanding amount of the loan referred to in 10.1.10.1 does not bear interest."


12.      THE SAGE GROUP PLC GUARANTEE LETTER AGREEMENT

         The Sage Group plc guarantee letter agreement concluded between the Parties on 8 September 2003 pursuant to clause 2.2.13 of the Sale of Business Agreement be and is hereby amended by:

12.1 inserting the words ", and/or any subsidiary of Sage," after the words "Sage SA", wherever they appear in The Sage Group plc guarantee letter agreement; and

12.2 inserting the words "as amended by the Addendum between the Parties dated 7 November 2003" after the words "26 August 2003" in the first paragraph of The Sage Group plc guarantee letter agreement.


13.      ALLOCATION OF THE PURCHASE PRICE

13.1 The Parties wish to record that the purchase price of the Business is an amount equal to the sum of the Liabilities (as defined in the Sale of Business Agreement) and R668 102 834,00 (six hundred and sixty eight million one hundred and two thousand and eight hundred and thirty four Rand) which is made up as follows:

13.1.1 R37 721 315,00 (thirty seven million seven hundred and twenty one thousand and three hundred and fifteen Rand) in respect of the Excluded Direct American Subsidiaries which is payable as indicated in 5.2 above;

13.1.2 R630 381 519,00 (six hundred and thirty million three hundred and eighty one thousand and five hundred and nineteen Rand) in respect of the:

13.1.2.1       the Direct  South  African  Subsidiaries,  the  Direct  American
               Subsidiaries    (save   for   the   Excluded   Direct   American
               Subsidiaries) and the Claim;

13.1.2.2       Island Pacific and Integrity Software;

13.1.2.3 the Direct Canadian Subsidiary and the shareholder loan by the Seller to the Direct Canadian Subsidiary set out in APPENDIX 7 to the Sale of Business Agreement;

13.1.2.4       the Direct Irish Subsidiary,

            which is payable as indicated in 5.2 above.

13.2 Clause 5.2 of the Sale of Business Agreement provides that the Parties shall agree on the allocation of the whole of the purchase price on or before the Effective Date.

13.3 The Parties hereby agree on the allocation of the whole of the purchase price referred to in clause 5.1 of the Sale of Business Agreement as set out in 13.1 above and SCHEDULE E to this Addendum.


14.      COUNTERPARTS

         This Addendum may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The Parties may enter into this Addendum by signing any such counterpart.


15.      GENERAL

15.1 Save as provided for in this Addendum, the provisions of the Sale of Business Agreement shall remain unaltered and of full force and effect.

15.2 If there is any conflict between the provisions of the Sale of Business Agreement and this Addendum the provisions of this Addendum shall prevail.

15.3 If the Parties fulfil their obligations on the First Closing Date, as is required in terms of the Sale of Business Agreement and this Addendum, but either and/or both of the Parties fail to fulfil their obligations on the Closing Date, as is required in terms of the Sale of Business Agreement and this Addendum, the Parties agree that the Sale of Business Agreement and this Addendum shall not take effect and that the Parties shall be restored to their positions on the Business Day before the First Closing Date, unless the Parties agree otherwise in writing.


SIGNED at Sandton on 7 November 2003.

                                    For :  SOFTLINE LIMITED

                                         /s/ R. Wilkie
                                         -----------------------------------
                                         Signatory :  R. Wilkie
                                         Capacity :   C.F.O.
                                         Authority :  Board Resolution


SIGNED at Newcastle on 7 November 2003.


                                    For :   SAGE SOFTWARE (SA) (PROPRIETARY)
                                            LIMITED

                                         /s/ Paul Walker
                                         -----------------------------------
                                         Signatory :  Paul Walker
                                         Capacity :   C.E.O.
                                         Authority :  Board Resolution


SIGNED at Newcastle on 7 November 2003.


                                    For :   THE SAGE GROUP PLC

                                         /s/ Paul Walker
                                         -----------------------------------
                                         Signatory :  Paul Walker
                                         Capacity :   C.E.O.
                                         Authority :  Board Resolution